SECURITIES AND EXCHANGE COMMISSION
    SECURITIES AND EXCHANGE COMMISSIONSECURITIES AND EXCHANGE
                COMMISSIONWashington, D.C. 20549

               Pre-Effective Amendment Number Four
                            Form SB-2
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                     BLUESTONE VENTURES INC.
  (Exact name of registrant as specified in its charter)


          Nevada                   1000          98-0372780
(State or jurisdiction  (Primary Standard         (I.R.S.
of incorporation or   Industrial Classification   Employer
organization)              Code Number)         Identification No.)


  11940 Old Yale Road, Surrey, British Columbia V3V 3X3 Canada
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:                           With a Copy to:
Edward Wong, CEO                             Christopher J.  Moran, Jr.
Bluestone Ventures Inc.                      4625 Clary Lakes Drive
11940 Old Yale Road                          Roswell, Georgia  30075
Surrey, British Columbia V3V 3X3 Canada      Telephone: (770) 518-9542
Telephone:  (604) 618-9110                   Fax: (770) 518-9640
(Name, address, including zip code,
and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed  sale  to the public:

Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this Registration Statement.


          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE



                           Proposed     Proposed
              Amount       Maximum      Maximum       Amount of
              To be        Offering     Aggregate     Registration
Title of      Registered   Price        Offering      Fee
each Class of              per unit     price
Securities
to be
registered


                                       $ 435,250
Common       1,741,000    $0.25 per                  $ 40.00
stock        shares       share

No exchange or over-the-counter market exists for Bluestone
Ventures Inc. common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
                      SUBJECT TO COMPLETION

                           Prospectus
                                      , 2002

                     BLUESTONE VENTURES INC.

                1,741,000 shares of common stock
      to be sold by the registrant as issuer and by current
                          shareholders

This is the initial public offering of common stock of Bluestone
Ventures Inc. and no public market currently exists for these shares.  Bluestone Ventures Inc. is offering for sale up to
260,000 shares of our common stock on a "self-underwritten", best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.
________________________________________________________________
Price to Public        Underwriting   Commissions        Proceeds to Bluestone
Ventures, Inc.
Per Share:            $0.25 per share       $0   $0.25 per share
Total Offering:     $435,250                $0                      $65,000
______________________________________________________________________________
There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set and no commissions will be paid for the sale of the 260,000 shares offered by Bluestone Ventures Inc.

Concurrently with this offering, our selling shareholders are selling 1,481,000 shares at $.0.25 per share. These shares have been included in the column entitled "Total Offering" in the table above.

This investment involves a high degree of risk.  See "Risk
Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any
recommendations that you buy or not buy the shares.   Any
representation to the contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                        TABLE OF CONTENTS


                                                       PAGE

Summary                                                               6
Risk Factors                                                          7
  - If we do not obtain additional financing, our business will fail.
  - Because we have only recently commenced business operations, we face a high risk of business failure.
  - Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure.
  - Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.
  - If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.
  - If we do not obtain clear title to our mineral claim, our business may fail.
  - Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.
          We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.
         Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.
  Risks Related to the Securities Market
  - Because our stock price will initially be less than $5 per share and because our stock is not quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks. There is no liquidity for our common stock.

  Use of Proceeds                                                      13
  Determination of Offering Price                                      14
  Dilution                                                             14
  Selling Shareholders                                                 15
  Plan of Distribution                                                 22
  Legal Proceedings                                                    26
  Directors,  Executive Officers, Promoters and Control  Persons       27
  Security Ownership of Certain Beneficial Owners and Management       29
  Description of Securities                                            30
  Interests of Named Experts and Counsel                               31
  Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities                                           32
  Organization Within Last Five Years                                  32
  Description of Business                                              32
  Plan of Operation                                                    40
  Description of Property                                              43
  Certain Relationships and Related Transactions                       45
  Market for Common Equity and Related Stockholder Matters             45
  Executive Compensation                                               46
  Index to Financial   Statements                                      47
  Financial Statements                                                 48
  Changes  in  and  Disagreements  with  Accountants  Disclosure       63
  Available Information                                                63







                       Prospectus Summary


  The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

  We propose   to   be  in  the  business  of  mineral  property
  exploration.  We have the option  to  purchase a 100% interest, subject to  a  2%  "net smelter returns royalty",  as  defined  on  page 27, in four  mineral  claims units located in the
  Gravel  River  area,  Thunder  Bay Mining  District,  Ontario,
  Canada which we refer to as  the  Nagunagisic Lake property.  Our objective
  is  to conduct mineral   exploration  activities  on  the  Nagunagisic  Lake
  property in order to assess whether it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of out properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined. Our claim to this property has been recorded as Claim No: 1195902, Thunder Bay
   Mining  Division  (Claim  Map Sheet G  45)  Number  of  Claim Units: 4.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we propose to be involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on the Nagunagisic Lake property and we cannot assure investors that any such reserves will be found.


  Name, Address, and Telephone Number of Registrant

     Bluestone Ventures Inc.
     11940 Old Yale Road
     Surrey, BC V3V 3X3, CANADA
     (604) 618-9110


  The Offering

_ Price per share offered                                       $0.25
_ Common stock offered by the company                  260,000 shares
_ Common stock offered by selling shareholders       1,481,000 shares
_ Common stock to be outstanding after the offering  5,241,000 shares
         (assuming all shares are sold)
_ Use of proceeds:
     Property payment to Robert Gordon Anderson pursuant
     to mineral property option agreement:             $25,000
     Offering Expenses:                                $24,500
     Exploration of Nagunagisic Lake property:         $15,500

     The price for our common shares offered was set arbitrarily by us and does not relate to earnings, book value or any other established method of valuation; the average price paid for our common shares prior to this offering has been $0.011 per share

Summary Financial Information

Balance Sheet Date       September 30, 2002, (Unaudited)

Cash                                        $  1,679
Total Assets                                 $52,679
Liabilities                                    $   0
Total Stockholders' Equity                   $52,679

Statement of Loss and  Deficit   For year ended    For nine month period
From inception to 12/31/00                         ended December
                                 ended September   31, 2001.
                                 30, 2002

Revenue                0             0                 0
Net Loss             1,164         2,027            21,503


                          Risk Factors


Risk factors affecting operating results

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of September 30, 2002 we had cash on hand of $1,679. Our business plan calls for significant expenses in connection with the exploration of the Nagunagisic Lake property. The Phase I exploration program on the property as recommended by our consulting geologist is estimated to cost approximately $40,000. We are only raising a total of $65,000 in this offering, of which a maximum of only $15,500 of this amount may be applied to the Phase 1 exploration program, even if this entire offering is sold. We will require additional financing in order to complete these activities. Although we may complete the Phase I program in several sub-phases, this will increase the cost of the exploration program. If we are unable to obtain additional funding, our proposed business will fail.

We must also make the following cash payments to Robert Anderson, the owner of the Nagunagisic Lake property, in order to keep our option to acquire the property in good standing. We must pay $100,000 to Mr. Anderson by June 1, 2003 and a further $100,000 by June 1, 2004. We are not raising sufficient funds in this offering to make these payments. Our original agreement with Mr. Anderson was for the payment of $25,000 by June 1, 2002 but we were unable to make this payment and Mr. Anderson consented to an extension until June 1, 2003. If we cannot raise funds for these payments, we must either renegotiate our agreement with Mr. Anderson or lose any interest in the Lake Nagunagisic property Such a loss would result in a probable failure of any business we could undertake as well as a total loss to you on your investment.

In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and could result in your investment becoming worthless.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Should this offering be unsuccessful we would be faced with several options:
_ cease operations and go out of business completely;
_ begin looking for additional capital on terms that are
  acceptable; or
_ bring in additional capital that involves a change of control.

In the event of any of the above you could lose all, or substantially all, of your entire investment.



Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future and this could result in a total loss of your investment.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the Nagunagisic Lake property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will fail and you will lose your entire investment..

Since the land we intend to explore has no known reserves of any minerals, we must be considered an exploratory stage company and this increases your risk of loss.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we propose to be involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. We know of no ore on the properties we intend to examine and we know of no ore reserves on these properties. Accordingly, your investment may become worthless.

Because management has only limited experience in mineral exploration, our business has a higher risk of failure than other mining ventures..

Our management, while experienced in business operations, has only limited experience in mineral exploration. None of our directors has any geological training. With no direct training in these areas, our management may not be fully aware of many of the specific requirements related to working within the business of exploration for minerals. Their decisions and choices may not take into account standard geologic, engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. In addition, our venture faces a higher risk of failure than those undertaken by other mining ventures.

We do not maintain insurance to limit our liability against mining risks and have no plans to purchase such insurance and therefore, we may incur liability or damages as we conduct our business that could result in a complete loss of your investment.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we have not insured and against which we do not intend to insure. The payment of such liabilities may have a material adverse effect on our financial position, and could result in the bankruptcy of our company and the loss of your entire investment.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Nagunagisic Lake property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the Nagunagisic Lake property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment.


If we discover commercial reserves of precious metals on our mineral property, we may not be able to successfully place the mineral claims into commercial production without a substantial capital infusion and you may lose your entire investment.

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.

If we do not obtain clear title to our mineral claim, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Nagunagisic Lake property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt. If we are unable to obtain clear title you may lose your investment in our program.


We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.

Our three officers and directors are all employed on a full time basis with other companies. Loss of any of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon our three directors' entrepreneurial skills and experience to implement our business plan. Their inability to devote full time and attention to our affairs could result in delays in getting into our proposed business.

We do not have an employment agreement with any of our three officers and directors and there is no assurance that they will continue to manage our affairs in the future. We could lose the services of any or all of our officers and directors, or they could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our proposed business and could cause the price of the stock to be worthless. The services of our officers and directors would be difficult to replace. Because investors will not be able to evaluate the merits of our business decisions, they should carefully and critically assess the background of each director.

Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.

Collectively, our directors own approximately 70% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We are required by our mineral property amending agreement to incur $30,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2003 and an additional $60,000 by August 30, 2004 and our venture will fail if we cannot raise these funds or extend the agreement.

Our mineral property amending agreement, dated November 5, 2001, requires us to incur $10,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2002, we have satisfied this requirement. We are further required, pursuant to this agreement, to incur expenditures of $30,000 by August 30, 2003 and an additional $60,000 by August 30, 2004. Our venture will fail if we cannot raise these funds or extend the agreement. We have not conducted any negotiations with respect to extending this agreement, we have not sought a source for funding these expenditures, and, if we fail to make these expenditures, we may lose our mineral property option agreement with Robert Gordon Anderson and you could lose your entire investment.


Risks Related to the Securities Market


There is no liquidity for our common stock and this may make it impossible for you to resell your shares.

       There is presently no demand for the common stock of our company. There is presently no public market in our shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. It may prove impossible for you to resell your shares.


This offering is being conducted on a "self underwriting" basis and all of the funds obtained may go solely towards offering expenses.

Our officers and directors on a "self underwriting" basis are selling this offering. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses.


We are competing with our selling securities holders in our sales in this offering and this may hurt our ability to sell.

Concurrently with our offering of 260,000 shares, our selling security holders are offering 1,481,000 shares of our stock. We will not receive any proceeds from the sales, if any, of the 1,481,000 shares offered by our selling security holders.
Because of this our ability to sell shares and to raise necessary capital may be severely impeded.


Our Auditors have expressed substantial doubt about our ability to continue as a "going concern".


The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on July 12, 2000 and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         Use of Proceeds




                     Table 1 - Sale of 100% of     Table 2 -Sale of 50% of
                       Issuer stock offered:        Issuer stock offered:

Gross Proceeds                    $65,000              $32,500
Less expenses of offering:
       Legal Fees                  20,000               20,000
       Accounting                   3,500                3,500
       Electronic filing and
       printing                     1,000                1,000
Net Proceeds                       40,500                8,000
Use of net proceeds:
       Option Payment              25,000                8,000
       Exploration Expenditures    10,000                    0
       Working Capital (1)          5,500                    0

Total Use of Proceeds              65,000              $32,500

(1) The $5,500 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees or Edgar formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for mineral exploration.

                       Table 3-Sale of 25% of     Table 4-Sale of 10% of
                       Issuer stock offered:       Issuer stock offered:


Gross Proceeds                      $16,250              $6,500
Less expenses of offering:
       Legal Fees                    20,000              20,000
       Accounting                     3,500               3,500
       Electronic filing and printing 1,000               1,000
Net Proceeds                         (8,250)            (18,000)

Net Proceeds                         (8,250)            (18,000)
Use of net proceeds:
       Option Payment                     0                   0
       Exploration Expenditures           0                   0
       Working Capital                    0                   0
Total Use of Proceeds                16,250               6,500

As the four tables above indicate:

     We will not have sufficient funds to commence operations unless substantially all of the 260,000 common shares being offered by us are purchased. If we sell only 130,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies and would be unable to make our option payment without liquidating at least $17,000 in assets.

     In the event we only sell 65,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $8,250 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make our option payment and would not have enough assets to fund our mineral exploration.

     If we only sold 26,000 of our common shares, we would not have adequate funds to pay our attorneys, accountants, electronic filing and printing costs and would owe $18,000 to such individuals and entities. In addition, there would be absolutely no funds for our option payment or for our exploration expenditures..

     We have estimated that we will have approximately $5,500 additional working capital if all of the 260,000 common shares being offered by us are sold. This money will be used for contingency and/or additional unanticipated expenses of getting the business started. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.
              Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Bluestone Ventures, Inc. if they were all sold at a specific price at the same time.

                            Dilution


Bluestone Ventures, Inc., prior to this offering has 4,981,000 shares of stock issued and outstanding. 1,481,000 of these shares are being registered for sale by our present shareholders in this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.






             Average  Percentage     Percentage     Percentage   Percentage   Total
                      of             of             of           of shares    Consideration
             Price    Consideration  Consideration  Shares Held  Held (100%   and number
             Paid     (50% Subscript (100% Subscrip ((50%        Subscrip     of shares
                                                                              issued


Present       $0.02   78 %           64%             97%         95%          115,600
Shareholders                                                                  4,981,000

Investors     $0.25   22 %           36%             3%          5%           $65,000
in This                                                                        260,000
Offering

</TABLE

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering

                              Before         After 50%     After 100%
                              Offering       of Offering   of Offering

     _ Net tangible book value $0.0150         $0.0210        $0.0266
     _ per share:

       Increase in net            NA           $0.0060        $0.0116
                tangible book value for
       current investors:

     _ Dilution factor            NA           $0.2290        $0.2234
           to new investors:

The above table indicates that the net tangible book value of the Company is currently $0.0150. If half of this offering were subscribed to, you would lose .2290 cents value (91.60%) of the $0.25 cents you paid per share. If all of the offering were completed you would still lose $0.2234 cents (89.36%) per share of the $0.25 cents you invested.

"Dilution" means the difference between our public offering price of $0.25 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.


                      Selling Shareholders

The  selling shareholders named in this prospectus are  offering
1,481,000 shares of the 1,741,000 shares of common stock offered through this prospectus. The shares include the following:

  1. 750,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on September 9, 2000;

  2. 481,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001; and

  3. 250,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act pursuant to a Mineral Property Option Agreement dated December 15, 2000.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.   the number of shares owned by each prior to this offering;

  2.   the total number of shares that are to be offered for each;

  3. the total number of shares that will be owned by each upon completion of the offering;

  4.   the percentage owned by each; and

  5. the identity of the beneficial holder of any entity that owns the shares.

None of our selling shareholders is a broker-dealer or an affiliate of a broker-dealer.




Name Of            Shares Owned  Total        Total       Percent
Selling            Prior To      Number Of    Shares To   Owned
Stockholder        This          Shares To    Be Owned    Upon
                   Offering      Be Offered   Upon        Completio
                                 For          Completion  Of This
                                 Selling      Of This     Offering
                                 Shareholders  Offering
                                 Account

Robert Anderson     250,000      250,000        -0-          -0-
1149 West Bay Road
Grand Cayman Island
Seven Mile Beach
British West Indies

Amadeus Boch          1,000        1,000        -0-          -0-
RR#1 8 - 18 C-48
Madeira Park, B.C.
V5A 4V7

Shawn Cameron         1,000        1,000        -0-           -0-
14503 104A Ave
Surrey, B.C.
V3R 1R2

Courtnae Cameron      1,000        1,000        -0-           -0-
Suite 424
550 Cottonwood Ave
Coquitlam, B.C.
V3J 2S1

Jayson Carmichael    250,000      250,000       -0-           -0-
6667 Laburnum St.
Vancouver, B.C.
V7M 5A2

Grace      Chen      250,000      250,000       -0-           -0-
3375 Napier StreetVancouver, B.C.
V5K 2X4

George Joseph
Camillo-Amisan         1,000        1,000       -0-           -0-
12718 113A Ave
Surrey, B.C.
V3V 3M3

Dart Ming Chan         1,000        1,000       -0-           -0-
2142 East 49th Ave.
Vancouver, B.C.
V5P 1T7

Attila  Csurdi         1,000        1,000       -0-           -0-
Suite 402
4941 Lougheed Hwy
Burnaby, B.C.
V5B 4S6

Brian Dicken           1,000        1,000       -0-           -0-
11 - 2210 Whistler Rd.
Whistler, B.C.
V0N 1B2

Josh Easton          250,000       250,000      -0-           -0-
Suite 204
1170 Harwood Street
Vancouver, B.C.
V6E 1R8

Jim Hatziz             1,000         1,000      -0-           -0-
Suite 216
8326 Granville St.
Vancouver, B.C.
V6P 5A1

Chen Zhen Hui          1,000         1,000      -0-           -0-
3303 Parker Street
Vancouver, B.C.
V5K 2W1

Adam Jonasson          1,000         1,000      -0-           -0-
Suite 808
3433 Crowley Drive
Vancouver, BC
V5R 6C5

Les Kollar             1,000         1,000      -0-           -0-
4216 Eton Street
Burnaby, B.C.
V5C 1K3

Lisa MacDonald         1,000         1,000      -0-           -0-
12662 - 232 St.
Maple Ridge, B.C.

Oy Hee Mah             1,000         1,000      -0-           -0-
5770 Baillie St.
Vancouver, B.C.
V5Z 2M4

Ted Mah                1,000         1,000      -0-            -0-
311 East 46 Ave.
Vancouver, B.C.
V5W 1Z7

Wing Mah               1,000         1,000      -0-            -0-
628 Rochester Ave.
Coquitlam, B.C.
V3K 2V6

Ed McAuley             1,000         1,000      -0-            -0-
Suite 135
2775 Cooperative Way
Vancouver, B.C.


Mark McLean          250,000        250,000     -0-            -0-
Suite 304
130 West 12th Street
North Vancouver, B.C.
V7M 1N3

Korri-Lynne Parrot     1,000          1,000     -0-            -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2

Chen Ye Qiang          1,000          1,000     -0-            -0-
6855 Knight Street
Vancouver, B.C.
V5P 2W4

Zhao Xiu Qin           1,000          1,000     -0-            -0-
2809 Grant Street
Vancouver, B.C.
V5T 3H4

Edward Quan          200,000         200,000    -0-            -0-
6338 Chester St.
Vancouver, B.C.
V5W 3C3


Melissa  Schell        1,000          1,000     -0-            -0-
5182 - 215 Street
Langley, B.C.
V3A 6C6

Tung Sui Seto          1,000          1,000     -0-            -0-
2515 East Pender St.
Vancouver, B.C.
V5K 2B4

Blair Stasiuk          1,000          1,000     -0-            -0-
11085 Canyon Cr.
Delta, B.C.
V4E 2R6

Faye Ming Wong         1,000          1,000     -0-            -0-
Suite 305
2533 Penticton St.
V5M 4T8

Kelly Wong             1,000          1,000     -0-            -0-
910 - 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Manny Wong             1,000          1,000     -0-            -0-
3698 Napier St.
Vancouver, B.C.
V5K 2X9

Richard Wong           1,000          1,000     -0-            -0-
Suite 1903
6521 Bonsor Ave.
Burnaby, B.C.
V5H 4N3

Terry Wong             1,000          1,000     -0-            -0-
910 - 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Gen Lin Wu             1,000          1,000     -0-            -0-
4782 Inverness St.
Vancouver, B.C.
V5V 4X6

Raymond Wei Ming Xu    1,000          1,000     -0-            -0-
3216 Oak Street
Vancouver, B.C.
V6H 2L3

Rong Jian Yang         1,000          1,000     -0-            -0-
3307 Clive Ave.
Vancouver, B.C.
V5R 4V4

Steve Zivin            1,000          1,000     -0-            -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2



Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,981,000 shares of common stock outstanding on the date of this prospectus.

Except for Robert Anderson, none of the selling shareholders or their beneficial owners:

     _ has had a material relationship with us other than as a shareholder at any time within the past three years; or

     _ has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Robert  Anderson is the owner of the Nagunagisic Lake  property.
Pursuant to our agreement with him, we issued 250,000 shares of our common stock to Mr. Anderson as partial compensation for our interest in the Nagunagisic Lake property.

                      Plan of Distribution


This is a self - underwritten offering. This prospectus is part of a registration statement that permits our executive officers to sell directly to the public, with no commission or other remuneration payable. No underwriting contract has been entered into with any broker/dealer.

 This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. We will not keep this registration statement effective after____________, 2003, a period of 180 days from the date on the front cover page of this prospectus.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at a price of $.025 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price on the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by selling shareholders to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Rule 144 Shares

A total of 4,981,000 shares of our common stock are available for resale to the public on April 25, 2002, in accordance with the volume and trading limitations of Rule 144 of the Act. This amount includes the 1,481,000 shares we are registering for the benefit of our selling shareholders. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.   1%  of  the number of shares of the company's common  stock
     then   outstanding   which,  in  our   case,   will   equal
     approximately  49,810  shares  as  of  the  date  of   this
     prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,500,000 of the 4,981,000 shares that may be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

The selling shareholders may also sell their shares directly  to market  makers acting as principals or brokers or  dealers,  who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if  they act  as agent for the purchaser of such common stock, from  such purchaser.  The selling shareholders will likely pay  the  usual and  customary  brokerage  fees for such  services.  Brokers  or dealers  may  agree  with  the selling shareholders  to  sell  a specified number of shares at a stipulated price per share  and, to the extent such broker or dealer is unable to do so acting as agent  for  the selling shareholders, to purchase, as principal,
any   unsold  shares  at  the  price  required  to  fulfill  the respective  broker's  or  dealer's  commitment  to  the  selling
shareholders.   Brokers  or  dealers  who  acquire   shares   as
principals may thereafter resell such shares from time  to  time in  transactions  in a market or on an exchange,  in  negotiated transactions  or otherwise, at market prices prevailing  at  the time  of  sale  or at negotiated prices, and in connection  with such  re-sales  may pay or receive commissions to  or  from  the purchasers of such shares. These transactions may involve  cross and  block  transactions that may involve sales to  and  through
other   brokers   or   dealers.  If  applicable,   the   selling
shareholders  may  distribute shares to one  or  more  of  their partners  who are unaffiliated with us.  Such partners  may,  in turn,  distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

No public market currently exists for our shares of common stock. We. intend to apply to have our shares traded on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB, is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market
However there is no assurance that we can be traded on the OTCBB and the NASD, which regulates the OTCBB, has applied to the SEC to allow additional restrictions and requirements upon the part of OTCBB securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTCBB, and we cannot assure you that we will ever meet these requirements.

Our president,  Edward Wong, as well as our directors Louis
Yaoguang Luo and Randy White shall conduct this offering.
Although these persons are an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, our counsel has orally advised us that these three persons will be not be deemed a broker or dealer in the sale of our securities.

They will restrict their participation to the following activities:

  a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

  b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

  c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Wong, Mr. Luo and Mr. White are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should these persons conduct this offering in any way that violates Rule 3a4-1, both they and we could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Messrs., Wong, Luo and White, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors. These persons, and any other officer, director, promoter or affiliate, however, will not be allowed to resell any securities acquired in this offering until we become subject to the conditions of Securities and Exchange Commission Rule 144, and thereafter only in full compliance with this rule.

No broker or dealer is participating in this offering. If, for some reason, our officers and directors were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements;
we would be required to file any such amendment with the Corporate Finance Department of the National Association of
Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would also have to amend our filings at the state and provincial level.

The directors of the Company intend to approach their close friends, relatives and business associates with a view to having them subscribe for shares of the offering. They will provide any potential investors with a copy of the Company's registration statement.

The offering will remain open for a period until __________, 2003 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

                       Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.





  Directors, Executive Officers, Promoters and Control Persons

Directors:

Name of Director         Age
----------------------             -----
Edward Wong                39
Randy White                32
Dr. Louis Yaoguang Luo     45

Executive Officers:

Name of Officer               Age            Office
--------------------          -----           -------
Edward  Wong                  39      President, Chief  Executive
Officer
Randy White                   32      Secretary and Treasurer

The following describes the business experience of the Company's directors and executive officers, including other directorships held in reporting companies:

Edward Wong

President, Chief Executive Officer and Director

Mr.  Wong graduated from Langara College in 1988 with a  diploma in  the  appraisal  and  investment  analysis  of  real  estate.
Following graduation, for a period of three years, Mr. Wong  has been  employed  as  a  residential real  estate  appraiser  with
Campbell  &  Pound.   He was promoted to Commercial Real  Estate
Sales and Leasing Agent with Royal Pacific Realty Corp, in 1992.
A   position  in  which  he  currently  serves.   There  is   no
affiliation between us and Royal Pacific Realty Corp.

From  May  of  2000  to  the present, Mr.  Wong  has  served  as
Secretary,  Treasurer  and Director of  Tech-net  Communications
Inc.   Tech-net is a high technology company that is  seeking  a
lising on the OTCBB.

In 1991, Mr. Wong purchased an interest in and began managing the Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store, dba Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store.
Mr. Wong continues in this capacity at the present. Coyote Bay is a pub business primarily selling beer, spirits and meals for on-premise consumption with a separate retail beer and wine store selling beer and hard liquor for off premise consumption.
Mr. Wong's duties are to strategically plan the future of the business and to manage his team of Managers who run the day to day operations.

In  2000,  Mr. Wong purchased a 40% interest in another  similar operation  called the Two Parrots Neighbourhood Pub,  Restaurant and  Cold  Beer and Wine Store.  Two Parrots is a  pub  business
primarily   selling  beer,  spirits  and  meals  for  on-premise
consumption  with a separate retail beer and wine store  selling
beer  and  hard  liquor for off premise consumption.   Mr.  Wong
manages  the  overall  operation and his  duties  include  staff
relations   (40   employees),   customer   relations,   supplier
relations, quality control, and finances.


Randy White

Secretary, Treasurer and Director

Since  1999,  Mr. White has been self-employed as a real  estate property  developer  and financial investor through  his  wholly owned  private company, Stratus Investments Group, Inc.  Stratus
Investments Group, Inc. arranges mortgage financing  and  bridge financing for real estate development. Stratus Investments Group does  not  have  any  business  relationship  with  us.  Stratus
Investment Group provides corporate finance services  to  public
companies.   From  May 2000 to March 2002, Mr.  White  acted  as
president  and  a director of Superior Networks,  Inc.,  an  OTC trading company involved in offering Internet training courses.

From  1995  to  1998, Mr. White was co-owner  of  Ocean  Pacific
Developments  Inc., a private company involved in financing  and
developing  real  estate and business projects.   From  1990  to
1994,  he acted as project manager for Accord Custom Homes Ltd., a  British  Columbia company that built houses  in  the  Greater
Vancouver area.

Louis Yaoguang Luo

Director

Dr.  Luo received a B.Sc. degree majoring in Chemistry from  the
Xiamen University in China in 1982 and a PhD degree in Chemistry from  the  University of Regina in 1989.  He was a  postdoctoral
fellow  at the University of Minnesota from 1989 to 1990.   From
1991  to  1996,  Dr. Luo worked as a research scientist  at  the
University  of  British Columbia Department of Biochemistry  and
Molecular  Biology  and the Canadian Centre  of  Excellence  for
Protein  Engineering.  From 1996 to 1998, he was a  director  of
Dalian  Maple  Leaf  International School, a Canada-China  joint venture  school  that  was accredited by  the  British  Columbia
Ministry of Education in 1998.  During the same period, he was a director  and corporate secretary of Gemstar Resources  Ltd.,  a
British  Columbia reporting company involved in mineral property exploration.  There is no affiliation between Gemstar  Resources
Ltd.  and us,  Dr. Luo was elected President of the Canada-China
Society of Science and Technology in 1998 and continues in  that
position  today.   In  1999,  he was  a  director  for  the  New
Brunswick-China Cultural and Education Exchange  Pilot  Program.
Since  2000,  he has also acted as the President of Canada-China
Education Services Centre.

Messrs.. Edward Wong, Randy White and Louis Yaoguang Luo have acted as directors of the Company since its incorporation on July 12, 2000. Edward Wong has acted as president and chief executive officer and Randy White has acted as secretary and treasurer since July 12, 2000.. Messrs Wong, White and Yaoguang will devote only a portion of their time or approximately twenty hours per week for Mr. Wong, ten hours per week for Mr. Luo and five hours per week for Mr. White on our business and affairs.

No member of our management has had any previous experience in blank check offerings.

Term of Office

Our  directors are appointed for a one-year term to hold  office until  the  next  annual general meeting of our shareholders  or
until  removed from office in accordance with our  bylaws.   Our
officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

 Security Ownership Of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 21, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

               Name and Address     Amount and Nature    Percent
Title of Class of Beneficial Owner  of Beneficial Owner  of Class

common stock    Edward Wong              2,500,000        50.2 %
               PO Box 27581
               Oakridge RPO
               Vancouver, B.C.
               V5Z 4M4

common stock   Randy White                 500,000        10.0%
               3287 Highland Blvd
               North Vancouver, B.C.
               V7R 2X7

common stock   Yau Guang Luo               500,000        10.0%
               807 West 68th Avenue
               Vancouver, B.C.
               V6P 2V1

common stock   All executive officers and   3,500,000  70.2%
               directors as a group
              (three persons)

The percent of class is based on 4,981,000 shares of common stock issued and outstanding as of the date of this prospectus.

                    Description of Securities

General

Our  authorized capital stock consists of 70,000,000  shares  of common  stock  at a par value of $0.001 per share and  5,000,000 shares of preferred stock with a par value of $0.001 per share.



Common Stock

As at the date of this prospectus, 4,981,000 shares of common stock are issued and outstanding and held by 40 shareholders.

Holders  of our common stock are entitled to one vote  for  each
share  on all matters submitted to a stockholder vote.   Holders
of   common   stock  do  not  have  cumulative  voting   rights.
Therefore,  holders of a majority of the shares of common  stock voting  for  the  election of directors can  elect  all  of  the directors.  Holders of our common stock representing a  majority of  the voting power of our capital stock issued and outstanding and  entitled  to vote, represented in person or by  proxy,  are
necessary  to  constitute  a  quorum  at  any  meeting  of   our
stockholders.   A  vote  by the holders of  a  majority  of  our
outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders  of common stock are entitled to share in all  dividends that  the  board of directors, in its discretion, declares  from
legally  available  funds.   In  the  event  of  a  liquidation,
dissolution  or winding up, each outstanding share entitles  its holder  to participate pro rata in all assets that remain  after payment  of  liabilities and after providing for each  class  of stock, if any, having preference over the common stock.  Holders of  our  common stock have no pre-emptive rights, no  conversion rights and there are no redemption provisions applicable to  our common stock.

Preferred Stock

As of the date of this prospectus, we are also authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock with such terms, conditions and preferences, as the board of directors shall determine. As of the date of this prospectus, we have not issued any shares of preferred stock.


Dividend Policy

We  have never declared or paid any cash dividends on our common
stock.   We currently intend to retain future earnings, if  any,
to  finance the expansion of our business.  As a result,  we  do not  anticipate  paying any cash dividends  in  the  foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


             Interests of Named Experts and Counsel


No expert or counsel named in this prospectus as having prepared or  certified  any part of this prospectus or  having  given  an opinion upon the validity of the securities being registered  or upon other legal matters in connection with the registration  or offering  of  the  common stock was employed  on  a  contingency basis,  or  had,  or  is  to receive,  in  connection  with  the offering,  a  substantial interest, direct or indirect  of  more than  $50,000,  in  the  registrant or any  of  its  parents  or
subsidiaries.   Nor  was  any  such person  connected  with  the
registrant or any of its parents or subsidiaries as a  promoter, managing  or  principal underwriter, voting  trustee,  director, officer, or employee.

Our securities counsel is Christopher J. Moran, Jr., of Atlanta,
Georgia. Mr. Moran passed upon the validity of the issuance of our securities under Nevada law.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Nagunagisic Lake property was prepared by James G. Burns, B.Sc., P. Eng. and is included in reliance upon such report given upon the authority of Mr. Burns as a professional engineer.

    Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our  directors and officers are indemnified as provided  by  the
Nevada  Revised  Statutes and our Bylaws. We have  been  advised that,  in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is,  therefore,  unenforceable. In the event that  a  claim  for indemnification against such liabilities is asserted by  one  of our  directors, officers, or controlling persons  in  connection with  the  securities being registered, we will, unless  in  the opinion  of  our  legal counsel the matter has been  settled  by controlling  precedent,  submit the  question  of  whether  such
indemnification  is  against  public  policy  to  a   court   of
appropriate  jurisdiction.  We will  then  be  governed  by  the court's decision.


               Organization Within Last Five Years


We  were  incorporated on July 12, 2000 under the  laws  of  the state of Nevada.  On the date of our incorporation, we appointed
Edward  Wong,  Randy  White  and  Louis  Yaoguang  Luo  as   our
directors.   We also appointed Edward Wong as our president  and
chief  executive  officer and Randy White as our  secretary  and treasurer on July 12, 2000.  Messrs. Wong. White and Luo may  be
deemed  to  be our founders and promoters.  All three  of  these gentlemen participated in the initial private placement  of  our securities  on  September 9, 2000, purchasing  an  aggregate  of
3,500,000  shares of the 4,250,000 shares sold in that  offering at  a  price  of  $0.001 per share.  None of  our  founders  and
promoters   has   received  anything  of  value,   directly   or
indirectly, from us since our inception.



                     Description Of Business

We  were  incorporated on July 12, 2000 with a view to acquiring and  exploring mineral properties.  During the balance of  2000,
our   management  reviewed  various  mineral  property  interest acquisition  opportunities.  This led  to  our  negotiation  and acquisition  of an interest in the Nagunagisic Lake Property  on
December 15, 2000.

During 2001, we raised capital through the sale of shares of our common stock in order to cover administrative expenses and fund initial exploration of our potential mineral property. .

We  are an exploration stage company that proposes to be engaged
in  the  acquisition and exploration of mineral properties.   An
"exploration stage company" in the resource industry is involved in  the  search  for  mineral  deposits  on  properties  without established  commercially mineable reserves.  Exploration  stage companies  typically conduct geological programs  consisting  of visual  inspection and prospecting work involving surface  rocks
and   soil.    Formal  programs  usually  consist  of   mapping,
geophysical  and geochemical surveying and drilling. Geochemical
surveys   involve  using  chemical  tests  in  the  search   for
mineralization  by  analyzing stream or lake sediments,  natural waters,  soil, rocks or vegetation for unusually high traces  of metals. Geophysical surveying is the search for mineral deposits by  measuring the physical properties of near-surface rocks, and
looking  for  unusual  responses  caused  by  the  presence   of
mineralization. Electrical, magnetic, gravitational, seismic and radioactive  properties  are the ones  most  commonly  measured.
Drilling  involves extracting a long cylinder of rock  from  the ground  to  determine  amounts of metals  at  different  depths.
Pieces  of the rock obtained, known as drill core, are  analyzed for  mineral  content.  The latter part of this  stage  includes mine  planning,  engineering, process testing and  environmental studies to determine the feasibility of mining operations  on  a property.  Annual  budgets during this  stage  often  exceed  $1 million  per  year, with the total cost through  to  feasibility usually  exceeding  $5  million. Once  a  property  reaches  the feasibility  stage,  most exploration companies  typically  sell most  or  all  of their interest in a property to an established mining  company given the nature of the expertise and amount  of financing  required.  We would consider selling our interest  in an  advanced  stage  mineral property to an  established  mining company  given  the  nature  of  the  expertise  and  amount  of financing  required  to place such a property  into  production.
However,  given  that the Nagunagisic Lake property  is  in  the exploration stage, it is premature to contemplate any  agreement with  an established mining company and we do not have any  such
agreement.   Typically, such companies would approach  us  about
acquiring or joint venturing the Nagunagisic Lake property if it
merits   development.   We  do  not  have  any  arrangement   or
relationship  with  any  mining  companies,  nor  have  we  been approached by anyone, in this regard.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of  our properties,  and  a  great deal of further exploration  will  be required before a final evaluation as to the economic and  legal
feasibility for our future exploration is determined.   We  have
no known reserves of any type of mineral.

By  a  mineral  property  option agreement  with  Robert  Gordon
Anderson  dated December 15, 2000, as amended November 5,  2002, we  have the option to acquire a 100% interest, subject to a  2%
net  smelter returns royalty in favour of Mr. Anderson,  in  the
Nagunagisic  Lake property.  A smelter is the  place  where  the valuable minerals are separated from the surrounding rock.  This is accomplished by heating the rock in a large furnace until the
various  minerals are liquefied and separated.   A  net  smelter
returns  royalty  is the amount of money that we  would  receive from the sale of minerals from the Nagunagisic Lake property  to
a   smelter,  less  refining  charges,  ore  treatment  charges, penalties  and transportation costs.  This property consists  of four  mineral  claim  units located in the  Gravel  River  area,
Thunder Bay Mining District, Ontario, Canada.  A claim unit is a
parcel  of  property  reserved  for  mineral  exploration   that
consists  of  16 hectares.  A hectare is   metric unit  of  land
area  equal to 10,000 square meters or 2.471 acres.   The  total
area  of  the  Nagunagisic  Lake Property  is  approximately  64 hectares.

To date, we have not discovered an economically viable mineral deposit on the Nagunagisic Lake property, and there is no assurance that we will discover one.

In order to maintain our option to acquire the property in good standing, we must make cash payments; incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b) $25,000 by June 1, 2002, we have extended this payment for one year;

c)   $100,000 by June 1, 2003; and

d)   $100;000 by June 1, 2004.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a)   At least $10,000 by August 31, 2002, we have incurred these
expenses.   We completed $10,000 in exploration expenditures  in
July  of this year.  This work consisted of line cutting  and  a magnetometer survey.  Line cutting involves removing  bush  from
the  property  in  order  to produce straight  clearings.   This
provides  grid  boundaries for geophysical  and  other  surveys.
Magnetometer  surveys  involve measuring  the  strength  of  the earth's magnetic field.  Variations in the magnetic readings  on the  property may indicate the increased likelihood of  precious or base minerals in the area.

b)   A further $30,000 by August 30, 2003; and

c)   A further $60,000 by August 30, 2004.

Issuance of Shares

We  must  issue  250,000 shares in our capital stock  to  Robert
Gordon Anderson upon execution of the Agreement. We have made this share issuance.

Technical Information Regarding the Property

The  Nagunagisic  Lake property is the subject of  a  geological report  prepared by James G. Burns, B.Sc., P. Eng dated February
8,  2001.   The  following description of the  Nagunagisic  Lake
property  is  summarized from Mr. Burns report.   Robert  Gordon
Anderson, the owner of the property, paid $2,587.84 to Mr. Burns
for  this  report.   To date we have paid to  Mr.  Robert  Reukl
geologist  based in Ontario, the sum of $10,000  for  consulting work other than the preparation of the geology report,  His work consisted of linecutting, geophysical surveys (magnetometer  and
VLF-EM  surveys), a geochemical survey, a survey of the property boundaries  and  transportation by helicopter to  and  from  the property.

Location and Access

..   The  Nagunagisic Lake property is situated in north  central
Ontario,  approximately 14 kilometres north of  Nipigon  Bay  on
Lake Superior and 130 km northeast from the city of Thunder Bay.
The property lies 13 kilometres north of Highway 17, part of the
Trans-Canada Highway network.  Geographical co-ordinates for the northeast  corner  of  the  claim  are  87  degrees  43.5'  west longitude by 49 degrees 02.01 north latitude.

Currently,  there  is no road access into  the  property.   From
Highway  17, a bush road leads northward along the Gravel  River
and   terminates  approximately  two  kilometres  east  of   the
property.  Consequently, the only direct means of access  is  by helicopter.  In  order to conduct work on the  Nagunagisic  Lake
Property,  we  must  charter helicopters from  local  companies.
However,  there  is no guarantee that such helicopters  will  be
available  when  we  require them.   If  demand  for  helicopter
charters  in the area increases, lack of transportation  to  and from  the  Nagunagisic  Lake Property will  become  a  potential obstacle to us in executing our proposed business plan.

A map of the Nagunagisic Lake Property is included below

Exploration  History.

In  1991  and  1992,  a magnetic survey was conducted  over  the
entire   property.   Magnetic  surveys  involve  measuring   the
strength  of  the  earth's magnetic field.   Variations  in  the
magnetic  readings  on the property may indicate  the  increased
likelihood  of  precious  or base  mineral  in  the  area.   Two
apparent mineral occurrences on the surface of the property were determined to be associated with a magnetic low.

In  1992, two drill holes with an aggregate length of 122 metres were  drilled  on a portion of the property known as  the  Burnt
Rock  location.  Drilling involves extracting long cylinders  of rock  from the ground to determine amounts of metals located  in rock  at  different depths.  Pieces of rock obtained,  known  as
drill  core,  are analysed for mineral content.   Rock  analysed
from one of the two drill holes intersected 9.45 metres with  an average  grade of 2.58% zinc, 0.33% lead, 0.04% copper and  4.80 grams  per  tonne  silver.  The other hole  drilled  immediately below  the  first hole from the same set-up location intersected
15.85  metres with an average grade of 3.23% zinc,  0.58%  lead,
0.06% copper and 6.17 grams per tonne silver.

Regional Geology


Conclusions and Recommendations of the Geological Report

The geological report, as prepared by our consulting geologist -
Mr. Burns,. concludes that Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock that are associated with this fault.

Both  the  Salamander Point and Burnt Rock occurrences  are  new discoveries  that to date have been subjected  to  only  cursory
examination.    As  such,  neither  zone  has  been   adequately
explored  to determine the dimensions of the zone nor  evaluated
to  ascertain  their  economic  potential.   To  date  the  only
exploration conducted has consisted of a magnetic survey and the drilling  of two holes at Burnt Rock.  The drill core intercepts are  not  of  economic grade, but are nonetheless of significant and  encouraging tenor and across definitely mineable widths  of rock  to  certainly merit additional exploration.  In  addition, there  is at least an indication from drill results that at  the
Burnt  Rock occurrence, both the average grade and the width  of mineralised rock improve below the surface of the rock.

Mr.  Burns  recommends  a staged, multi-disciplined  exploration program  as  the  next  logical step to determine  the  economic
potential  of  the Nagunagisic Lake property.   The  recommended
program  comprises  geological mapping, surface  rock  and  soil sampling  and analysis, a VLF-EM survey, an induced polarization survey  and core drilling. A VLF-EM survey, also known  as  very
low   frequency  -  electromagnetic  surveys.   These  very  low
frequency surveys use radio waves to determine whether rocks  on
a  mineral  property conduct electricity.   Almost  all  of  the
precious  and  base  metals  that  we  seek  are  above  average conductors of electricity and will affect VLF readings.  Electro magnetic  surveys involve measuring the strength of the  earth's
magnetic  field.   Variations  in the  magnetic  readings  on  a
property  may indicate the increased likelihood of  precious  or base  minerals  in  the  area.  An induced  polarization  survey
measures   various  electrical  responses  to  the  passage   of
alternating  currents  of different frequencies.   Readings  can
indicate the presence of certain types of mineral deposits.   We
intend  to  specifically explore for copper,  zinc,  silver  and gold.

Geological mapping involves dividing a portion of the property being explored into sections. Our consulting geologist will then record results based on the section from which data, such as rock samples, are taken.

Surface rock and soil sampling and analysis will consist of our consulting geologist and his assistant gathering grab samples from property areas with the most potential to host economically significant mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metal such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee VLF-EM and induced polarization surveys, over certain property areas. VLF, or very low frequency, surveys use radio waves to determine whether the rocks on a mineral property conduct electricity. Almost of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. EM, or electro-magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the possible presence of precious and base minerals.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on positive results as determined by our consulting geologist, we intend to conduct a phase two exploration program on the Nagunagisic Lake property consisting of drilling.

We selected the Nagunagisic Lake Property for acquisition because it is located in an area known for the discovery of large mineral deposits with significant mining infrastructure;
it contained anomalous quantities of precious and base metals but was subject to limited exploration; and the acquisition cost of the property was within our budget.

No technical information was used for selection of the claims.
We briefly discussed the attributes of the property with Mr.
James Burns, a consulting geologist familiar with the area, and Robert Gordon Anderson, the owner of the property.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:
Camp improvements:                      $3,300.00
Line cutting:                           $2,000.00
Mapping:                                $2,500.00
Rock analysis:                            $600.00
Soil samples:                           $8,000.00
Camp costs:                               $500.00
IP survey:                             $10,000.00
 Summary report preparation               $950.00
Helicopter charters:                    $7,000.00
Travel and accommodations:              $2,000.00
Contingency:  10.3%                     $3,800.00

Total Phase I Costs:                   $40,650.00


Phase Two:

Diamond drilling:                      $67,000.00
Camp costs:                           $  2,700.00
Assays/analysis:                      $  4,700.00

Supervision, core logging,
and report writing:                     $5,800.00
Core splitter:                          $1,300.00
Helicopter charter:                    $10,000.00
Travel and accommodation:             $  2,000.00
Contingency:  10.2%                   $  9,500.00

Total Phase II Costs:                 $103,000.00

We intend to use our existing working capital to commence the recommended phase one program. We will need to raise additional capital to complete the phase one program and to undertake the phase two program, if warranted.

We have not chosen anyone specific to conduct exploration work on the property. We intend to choose a geologist recognized in the province of Ontario who has had experience working in the regional area of the property.

Our primary exploration targets on the Nagunagisic Lake property are two mineral occurrences noted by Mr. James Burns that are associated with the fault that straddles the property. They are known as the Salamander Point and Burnt Rock zones. We will be searching for economic occurrences of zinc, lead, copper and silver in these zones.

We will have to reclaim our mining claims after the completion of exploration. The key reclamation obligation process is as follows:

- owners of all active or temporarily suspended mines, advanced exploration projects and new mine production are required to submit a closure plan to the Ontario Ministry of Northern Development and Mines prior to undertaking the project. We will not have to submit a plan until after we conduct a drilling program on the claims.

- The Ministry of Northern Development and Mines then reviews the closure plan and requires the owner to post a bond or other form of security in order to cover anticipated reclamation costs.

- The director of the Ministry also has the right to order an owner to rehabilitate a mineral property. The government may also implement rehabilitation measures and recover the costs from the owner.

Due to the exploration nature of our proposed exploration on the Nagunagisic Lake property, since the property does not have established commercially mineable reserves, we do not expect to be obligated to complete exploration work on the claims until after the recommended phase three work program.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken.
The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs.
Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us, in the event a potentially economic deposit is discovered.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal.

Employees

As of the date  of this prospectus, we do not have any employees other than
our officers.   We  intend  to  retain  independent  geologists  and
consultants on a contract basis to conduct   the proposed work programs on
the Nagunagisic Lake property.
Other than  these independent consultants, we do not expect  any significant changes in the number of our employees.

Research and Exploration Expenditures

We have not incurred any research or exploration expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                       Plan of Operations


Our plan of  operations for the twelve months following the date of this registration statement is  to  complete the following objectives  within the time periods specified, subject to our obtaining the funding necessary
for the continued exploration of the Nagunagisic   Lake   property   and
for  the  acquisition   and exploration of additional Mineral properties:

1.    We  plan  to  conduct the recommend phase one  exploration
program   on   the  Nagunagisic  Lake  property  consisting   of
geological mapping, surface rock and soil sampling and analysis,
a   VLF-EM  survey  and  an  induced  polarization  survey.   We
anticipate  that the cost of this part of this program  will  be approximately $40,650.  We commenced this exploration program in summer 2002. We completed initial work on the property in  July,
2002.   We  retained Mr. Robert Reukl, a geologist,  to  perform
geological  work  on the property, including linecutting  and  a
magnometer  survey.   The  magnometer  survey  resulted  in  the
discovery  of  a  400-meter long conductor coincident  with  the
Burnt Rock mineralized zone.  This conductor offers an excellent target  for  follow up exploration work in the Burnt Rock  area.
As  stated  above,  magnetometer surveys involve  measuring  the
strength  of  the  earth's magnetic field.   Variations  in  the
magnetic  readings  on the property may indicate  the  increased
likelihood  of  precious  or base minerals  in  the  area.   The
discovery  of  a 400-meter long conductor means  that  the  rock underlying  this  area of the property has  higher  than  normal magnetic properties.  This may indicate the presence of  copper, zinc,  silver  and  gold.  However, it  may  also  indicate  the
presence   of  rocks,  such  as  magnetite,  that  have   little
commercial   value.   Accordingly,  additional  exploration   is
necessary to determine the cause of the magnetometer reading.

  2.     Typically, over three meters of snow accumulates on the
     Nagunagisic
property  during  the winter and this will make the  exploration program unfeasible until at least March of 2003...  We expect to
complete  the exploration program over two months.   During  the
winter  season, we will review the results of the work completed to  date  with  our  consulting geologist and  arrange  for  the required  equipment  and personnel for  the  completion  of  the exploration program.  Due to Mr. Reukl's schedule, we  have  not been  able  to  review  these results as of  the  date  of  this
prospectus.   We expect to accomplish this in late  February  or
early  March of 2003. We expect to continue exploration in March
2003 and complete it by May 2003.  In order to complete Phase  I of  the proposed exploration program, we will conduct an induced polarization  survey on the property and collect  soil  samples.
We shall have to raise additional funds to complete the Phase  I portion of our project.  This is due to unanticipated legal  and accounting  expenses  and because our management  believed  that
this  offering would be completed prior to 2003.   We  currently
have  sufficient funds to continue for the next  twelve  months, however  we shall need additional capital to continue  with  our projected activities and the lack of such capital would severely curtail our progress.

3..    If  results  from phase one of the work  program  on  the
Nagunagisic  property are positive, we intend  to  commence  the phase  two  drill program as described in the geological  report and  estimated to cost $103,000.  Results of the phase one  work program will be considered positive if our consulting geologist,
Mr. Reukl, believes there is evidence that the property contains significant  amounts of precious or based  metals  that  it  may potentially host reserves.  . We anticipate that we will have to raise  additional  funding in order to  conduct  the  phase  two program and that this phase would be conducted during the summer of 2003.  Due to delays encountered with respect to the Phase  I work  program, the Company does not expect to commence the Phase
II  work  program until July 2003.  This will give  the  Company time  to review and interpret the results from the remainder  of the  Phase I exploration program prior to proceeding with  Phase
II.   The delays we encountered with respect to our Phase I work program resulted from our limited cash.  We had anticipated that our public off erring would have been completed prior to the end of  the  2002  work season.  All of the proceeds of our  primary offering  or  $65,000, will be used by us but only approximately
$15,500  will be applied to the Phase I exploration program  and no  funds  have  been designated for the Phase II work  program.
Our  inability to raise sufficient funding to conduct our  Phase
II work program would require us to postpone the commencement of our Phase II work program until adequate funding could be raised through additional securities offerings or loans and we have  no commitments from any person on any such additional funding.

  We   anticipate  spending  approximately  $1,500  in   ongoing
  general and
administrative expenses per month for the next twelve months.

Our  completion  of  the  work programs  and  investigation  and acquisition of additional mineral property interests is  subject to our obtaining adequate financing.  During the 12-month period following  the date of this registration statement,  we  do  not
anticipate   generating  any  revenue.   We  intend   to   raise
additional  capital through private or public offerings  of  our common stock.  We do not have any financing arranged, nor has an
underwriter   expressed  an  interest  in  a  public   offering.
Accordingly,  there can be no assurance that additional  funding
will  be  available.   In  the absence of  such  financing,  our
business plan will fail.

We  may  consider entering into a joint venture  partnership  to
provide   the   required  funding  to  develop  the  Nagunagisic
property.  We have not undertaken any efforts to locate a  joint
venture  partner for the Nagunagisic property.   If  we  entered
into a joint venture arrangement, we would likely have to assign a  percentage  of  our  interest in the property  to  the  joint venture partner.

Based  on  the  nature of our business, we anticipate  incurring
operating  losses  in  the foreseeable  future.   We  base  this
expectation,  in  part,  on  the  fact  that  very  few  mineral properties  in  the  exploration stage ultimately  develop  into producing,  profitable mines.  Our future financial results  are also  uncertain due to a number of factors, some  of  which  are outside our control.  These factors include, but are not limited to:

   our ability to raise additional funding

   the market for base minerals such as zinc, copper and silver results of our proposed exploration programs on the Nagunagisic Lake property our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.  In the event we are not successful in raising
additional financing, we anticipate that we will not be able to proceed with our business plan.  In such a case, we may decide to discontinue our current business plan and seek other business
opportunities.   In the event no other such opportunities are
available, we may be forced to discontinue business.  We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

We have no intention of to merge with another company or to allow ourselves to be acquired by another company, or to act as a blank check company, as that term is defined below.

Section (a)(2) of Rule 419 under Regulation C pursuant to the
Securities Act of 1933, defines a blank-check company as a company that is " a development state company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity." We believe that we are an exploratory mining company and not a Rule 419 company. It is possible that the SEC could disagree with our position and take actions to stop or impede our offering. Such actions could include a stop order, cease and desist order, injunction , administrative proceeding or a criminal reference to the Department of Justice. .Any such activity by the SEC would, effectively terminate this offering, at least for the foreseeable future, and could cost the loss of your entire investment.

Any change in our business plan will require the filing of a post-effective amendment to this prospectus to reflect such changes and this may require us to become a blank check company or to cease doing business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of mineralization in phase two, we would likely conduct additional drilling on the Nagunagisic
Lake property to determine the extent of such mineralization.
If we decide to conduct additional drilling, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed. However, we estimate that such a program will cost approximately $250,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional drilling. We do not have any arrangements in place for any future equity financing.

Results of Operations

We  have  had  no operating revenues since our incorporation  on
July  12, 2000 to December 31, 2001, other than interest  income of $562.  Our activities have been financed from the proceeds of share subscriptions.  Since our incorporation, we have raised  a
total of $52,600 from private offerings of our securities.   For
the  period from July 12, 2000 to December 31, 2001, we incurred general  and  administrative expenses of $660,  audit  costs  of
$2,250 and filing fees of $820.

In December 2000, we paid $25,000 as part of our acquisition of an interest in the Nagunagisic Lake property. We also issued
250,000 shares of our common stock at a deemed aggregate price of $250, pursuant to the agreement. At September 30, 2002, we had cash on hand of $1,679.

In  the next 12 months, we are required to pay $25,000 and incur exploration expenditures totalling $10,000 in order to keep  our option  to  acquire  a  100% interest in  the  Nagunagisic  Lake
property  in  good  standing.   Should  we  fail  to  pay   this
consideration  to  Robert Gordon Anderson,  he  is  entitled  to
terminate the option upon providing 30 days written notice.   We
may  terminate the option agreement at any time without  further obligation.  We have expended the $10,000 required by our option
agreement.    The  Company  did  not  purchase  any  significant
equipment  in order to conduct the initial work program  on  the
property.   The consulting geologist that conducted the  program
provided all necessary equipment  $25,000 was due to be paid  to
Robert Gordon Anderson by June 1, 2002.  This and all additional cash payment obligations have been extended by one year.

                     Description of Property

Our  executive  offices  are located at  11940  Old  Yale  Road,
Surrey,   British  Columbia,  Canada.   Mr.  Edward  Wong,   our
President, provides this office space to us free of charge.
This  location is a commercial office, fully self contained with
washroom   and   kitchenette.   The  office  is   comprised   of
approximately  1000 square feet and is situated  on  the  second
floor.   The  office  is  equipped  with  a  facsimile  machine,
computers,  photocopier,  desks, meeting  room,  television  and couches.

We also own an option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in the Nagunagisic Lake property

Location and Access

The  Nagunagisic  Lake  property is situated  in  north  central
Ontario,  approximately 14 kilometres north of  Nipigon  Bay  on
Lake  Superior  and 130 kilometres northeast from  the  city  of
Thunder  Bay. The property lies 13 kilometres north  of  Highway
17,  part of the Trans-Canada Highway network. Geographical  co-
ordinates  for the northeast corner of the claim are 87  degrees
43.5'  west  longitude by 49 degrees 02.01 north latitude.   The
total area of the Nagunagisic Lake Property is approximately  64 hectares.

Currently,  there  is no road access into  the  property.   From
Highway  17, a bush road leads northward along the Gravel  River
and   terminates  approximately  two  kilometres  east  of   the
property.  Consequently, the only direct means of access  is  by helicopter.

Terms of Option

In order to maintain our option to acquire the property in good standing, we must make cash payments, incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b) $25,000 by June 1, 2003. This payment has been extended for one year;

c)   $100,000 by June 1, 2004; and

d)   $100;000 by June 1, 2005.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a) At least $10,000 by August 31, 2002, We have expended this amount;

b)   A further $30,000 by August 30, 2003; and

c)   A further $60,000 by August 30, 2004.

Issuance of Shares

We  must  issue  250,000 shares in our capital stock  to  Robert
Gordon Anderson upon execution of the Agreement. We have made this share issuance.

History of Previous Operations

There have been no previous mining operations on the Nagunagisic
Lake property.

Rock Formations and Mineralization

Since  the  late  1880's,  the region of  the  Nagunagisic  Lake property  has been sporadically prospected for base metal,  gold
and   amethyst.    .   The  geological  report  concludes   that
Nagunagisic Lake property straddles a northeast trending  fault.
There  are  two  mineral  occurrences  on  the  property,  named
Salamander  Point and Burnt Rock that are associated  with  this fault.

Both  the  Salamander Point and Burnt Rock occurrences  are  new discoveries  that to date have been subjected  to  only  cursory
examination.    As  such,  neither  zone  has  been   adequately
explored  to determine the dimensions of the zone nor  evaluated
to  ascertain  their  economic  potential.   To  date  the  only
exploration conducted has consisted of a magnetic survey and the drilling  of two holes at Burnt Rock.  The drill core intercepts are  not  of  economic grade, but are nonetheless of significant and  encouraging tenor and across definitely mineable widths  of rock  to  certainly merit additional exploration.  In  addition, there  is at least an indication from drill results that at  the
Burnt  Rock occurrence, both the average grade and the width  of
mineralised  rock improve below the surface of the rock.   There
is  no  plant, equipment or source of power for the  Nagunagisic
Lake Property.


Certain Relationships And Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  _ Any of our directors or officers;
  _ Any  person  proposed  as  a  nominee  for  election  as   a
     director;
  _ Any  person  who beneficially owns, directly or  indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  _ Any of our promoters;
  _ Any  relative or spouse of any of the foregoing persons  who has the same house as such person.

Shares were sold in private offerings to the following relatives of Edward Wong, our president, these shares were sold for $0.10 per share:

      Name of Relative   Number of Shares   Relationship to Director

      Oy Hee Mah                 1,000         Aunt
      Ted Mah                    1,000         Uncle


    Market for Common Equity and Related Stockholder Matters



No Public Market for our Common Stock

There  is  presently no public market for our common stock.   We
anticipate applying for trading of our common stock on the  over the  counter  bulletin  board  upon  the  effectiveness  of  the registration  statement of which this prospectus forms  a  part.
However,  we  can provide no assurance that our shares  will  be traded on the bulletin board or, if traded, that a public market will materialize.

                   Holders of Our Common Stock


As  of  the  date  of  this registration statement,  we  had  40 registered shareholders.

Registration Rights

We   have   not  granted  registration  rights  to  the  selling
shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or
bylaws that restrict us from declaring dividends.   The Nevada
Revised Statutes, however, do prohibit us from declaring
dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                     Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until January 31, 2003.



               Annual Compensation               Long Term Compensation

Name    Title    Year  Salary Bonus Other   Restricted Optio  LTIP  All Other
                                    Annual  Stock      ns/*  payout Compen-
                                    Compen- Awarded    SARs   ($)   sation
                                    sation             (#)

Edward President 2001   $0     0      0         0       0      0      0
Wong   CEO and
       Director

Randy  Secretary 2001   $0     0      0         0       0      0      0
White  Treasurer
       and
       Director

Louis  Director  2001   $0    0      0          0       0      0      0
Yaoguang
Luo


None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on July 12, 2000.


Employment Agreements

We  do  not have an employment or consultant agreement with  Mr.
Edward Wong, our president and a director. We do not pay any salary to Mr. Wong. Mr. Wong spends approximately 20 hours a week of his time working for us.

We  do  not have an employment or consultant agreement with  Mr.
Randy White, our secretary, treasurer and a director.  We do not
pay  any  salary  or consulting fees to Mr.  White.   Mr.  White
spends approximately 5% of his time working for us.

We  do  not have an employment or consultant agreement with  Mr.
Louis Yaoguang Luo, one of our directors. We do not pay any salary to Mr. Luo. Mr. Luo spends approximately 10% of his time working on matters for us.

We  do not have any employment agreements with Mr. Burns or  Mr.
Reukl.   Prior  to  conducting work on our  behalf,  consultants
provide  us  with  a  description of work to  be  performed  and provide  an estimated budget.  If acceptable, we advise them  to proceed with the work based on the budget.



                  Index to Financial Statements


Our audited financial statements, as described below, are attached hereto.

AUDITORS' REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS


















                     Bluestone Ventures Inc.


                      FINANCIAL STATEMENTS

                        December 31, 2001


































                          AUDITORS' REPORT

To the Directors of Bluestone Ventures Inc.

We  have  audited the accompanying balance sheets  of  Bluestone
Ventures Inc. as at December 31, 2001 and December 31, 2000  and
the  related  statements  of loss and deficit,  cash  flows  and stockholders' equity for the year ending December 31, 2001,  and from incorporation on July 12, 2000 to December 31, 2000.  These financial  statements are the responsibility  of  the  Company's
management.   Our  responsibility is to express  an  opinion  on
these financial statements based on our audit.

We   conducted  our  audit  in  accordance  with  United  States generally accepted auditing standards.  Those standards  require that we plan and perform an audit to obtain reasonable assurance
whether   the   financial  statements  are  free   of   material
misstatement.   An audit includes examining, on  a  test  basis,
evidence supporting the amounts and disclosures in the financial
statements.   An  audit also includes assessing  the  accounting
principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We  believe that our audit provides a reasonable basis  for  our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the year ending December 31, 2001, and from incorporation on July
12, 2000 to December 31, 2000 in accordance with United States generally accepted accounting principles.

The   accompanying  financial  statements  have  been   prepared
assuming that the Company will continue as a going concern.   As
discussed in Note 1 to the financial statements, the Company was recently  incorporated on July 12, 2000  and  does  not  have  a history  of earnings, which raises substantial doubt  about  its ability  to continue as a going concern.  Management's plans  in
regard  to  this  matter are also described in  Note  1.   These
financial  statements do not include any adjustments that  might result from the outcome of this uncertainty.



                                     "Lancaster & David"  signed

                                           CHARTERED ACCOUNTANTS
Vancouver, B.C.
March 7, 2002

                     BLUESTONE VENTURES INC.

                          BALANCE SHEET

                                                    December  December
                                                    31, 2001  31, 2000


                                ASSETS



CURRENT
 Cash                                                      $  $
                                                      24,932  7,103

MINERAL PROPERTY (Note 3)                             51,000  50,000

                                                           $  $
                                                      75,932  57,103




                             LIABILITIES

CURRENT
 Accounts payable and accrued liabilities                  $  $
                                                       1,500  667


                         STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per share
 Authorized - 5,000,000 shares
 Issued - Nil                                              -
                                                              -
COMMON STOCK, $0.001 par value per share
 Authorized - 70,000,000 shares
 Issued - 5,231,000 shares (December 31, 2000 -        5,231  5,031
5,031,000 shares)
ADDITIONAL PAID IN CAPITAL                            72,369  52,569
DEFICIT                                              (3,168)  (1,164)


                                                      74,432  56,436

                                                           $  $
                                                      75,932  57,103




Approved on behalf of the Board:





Director                                 Director






 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                 STATEMENTS OF LOSS AND DEFICIT

                                                             From
                                                   Year      July 12,
                                                   ended     2000 to
                                                   December  December
                                                   31, 2001  31, 2000



EXPENSES
 General and administrative                        159       501
 Professional fees                                 1,583     667
Transfer agent and filing                          735       85
fees

                                                   2.477     1,253
NON-OPERATING INCOME
 Interest income                                   (473)     (89)

NET LOSS FOR THE PERIOD                            2,004
                                                             1164

DEFICIT, BEGINNING OF PERIOD                       1,164     -


DEFICIT, END OF PERIOD                             $         $
                                                   3,168     1,164






BASIC LOSS PER SHARE                               $ 0.0002  $ 0.0006


Weighted average number of                                   1,793,231
shares outstanding                                5,175,444























 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                     STATEMENT OF CASH FLOWS

                                                             From July
                                                  Year       12,
                                                  ended      2000 to
                                                  December    December
                                                  31, 2001   31, 2000

CASH FLOWS PROVIDED BY
(USED FOR):



OPERATING ACTIVITIES
Net loss for the period                           (2,004)
                                                             (1,164)
 Less changes in non-cash working
capital item
 Increase in accounts                             833        667
payable

                                                  (1,171)    (497)

INVESTING ACTIVITIES
Mineral property                                  (1,000)    (25,000)
acquisition

FINANCING ACTIVITIES
Common stock  issued for                          200        4,781
cash
Additional paid in capital                        19,800     27,819

                                                  20,000     32,600




INCREASE IN CASH                                  17,829     7,103


CASH, BEGINNING OF PERIOD                         7,103      -

CASH, END OF PERIOD                               $          $
                                                  24,932     7,103

























 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                STATEMENT OF STOCKHOLDERS' EQUITY

                                           Additio
                           Common Stock    nal      Accumula
                                           Paid In  ted
                         Shares   Amount   Capital  Deficit   Total




BALANCE, as at July 12,           $        $        $         $
2000                           -  -        -        -         -

Issuance of stock for   4,781,000  4,781    27,819   -         32,600
cash
Issuance of stock for    250,000  250      24,750   -         25,000
mineral property
Net loss for the period        -  -        -        (1,164)   (1,164)

BALANCE, as at December 5,031,000  5,031    52,569   (1,164)   56,436
31, 2000

Issuance of stock for    200,000  200      19,800   -         20,000
cash
Net loss for the period        -  -        -        (2,004)   (2,004)


BALANCE, as at December 5,231,000  $        $        $         $
31, 2001                          5,231    72,369   (3,168)   74,432









                          BLUESTONE VENTURES  INC.
                           INTERIM BALANCE SHEET



                                              30-Sep-02  December 31,
                                                          2001
                                             (Unaudited)   (Audited)

                            ASSETS

CURRENT
 Cash                                         1,679         24,932

MINERAL PROPERTY                             51,000         51,000

                                             52,679         75,932

                            LIABILITIES

CURRENT
Accounts payable and
accrued liabilities                               -          1,500

                         STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per
 Authorized -                               5,000,000 shares
 Issued -                                      Nil
COMMON STOCK, $0.001 par value per share
 Authorized -                              70,000,000 shares
4,981,000 shares (December 31, 2001 - 5,231,000 shares)
                                             4,981          5,231
ADDITIONAL PAID IN
CAPITAL                                     72,369         72,369
DEFICIT                                          -              -
                                            24,671          3,168

                                            52,679         75,932



                              BLUESTONE VENTURES INC.
                            INTERIM STATEMENT OF CASH FLOWS


                                      Nine months ended      Nine months ended
                                       September 30, 2002    September 30,2001
                                              (Unaudited)         (Unaudited)
CASH FLOWS PROVIDED BY (USED
FOR):

OPERATING ACTIVITIES
  Net loss for the period          $       -     21,503      $   - 2,027
  Less changes in non-cash
working capital item
  Decrease in accounts                     -      1,500          -   402
  payable
                                           -     23,003          - 2,429

FINANCING ACTIVITIES
  Common stock issued for                          -                 200
cash
  Additional paid in                                -             19,800
capital
  Refund of paid in                        -       250            -
capital
                                           -       250            20,000


(DECREASE)/ INCREASE IN                    -     23,253           17,571
CASH

CASH, BEGINNING OF PERIOD                        24,932            7,103

CASH, END OF PERIOD                         $     1,679      $    24,674





                            BLUESTONE VENTURES INC.
                   INTERIM STATEMENT OF STOCKHOLDERS' EQUITY




                                                      Additional
                                    Common Stock      Paid In     Accumulated  Total
                                Shares     Amount     Capital     Deficit

BALANCE, as at July 12,         -           -          -           -            -
2000

Issuance of stock for cash      4,781,000  4,781       27,819                   32,600
Issuance of stock for             250,000    250       24,750      -            25,000
mineral property
Net loss for the period           -           -           -        (1,164)      (1,164)


BALANCE, as at December 31,     5,031,000  5,031       52,569      (1,164)       56,436
2000

Issuance of stock for cash        200,000    200       19,800         -          20,000

Net loss for the period                -         -         -       (2,004)       (2,004)


BALANCE, as at December 31,     5,231,000   5,231      72,369      (3,168)       74,432
2001

Cancellation of stock for       (250, 000)   (250)         -         -           (250)
cash
Net loss for the period             -         -            -       (21,503)      (21,503)

Balance, as at September        4,981,000   4,981      72,369      (24,671)       52,679
30, 2002 (Unaudited)






                             BLUESTONE VENTURES INC.
                         INTERIM STATEMENTS OF LOSS AND
                                   DEFICIT

                                 Nine months ended         Nine months ended
                                  September 31, 2002       September  31, 2001
                              (Unaudited)                      (Unaudited)

EXPENSES
  General and           $              219                $             91
administrative
                                    21,100                           1,598
Professional
fees
  Transfer agent and                   260                             735
filing fees

NON-OPERATING INCOME
  Interest                            - 76                        -    397
income

NET LOSS FOR THE                     21,503                          2,027
PERIOD

DEFICIT, BEGINNING OF                 3,168                          1,164
PERIOD

DEFICIT, END OF                   $  24,671                      $   3,191
PERIOD








 The accompanying notes are an integral part of these financial statements

BLUESTONE VENTURES INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001

          NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS


The Company was incorporated in the State of Nevada, USA on July
12, 2000 under the name Bluestone Ventures Inc.

The Company's principal business is the exploration of mineral resources. The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of amounts capitalized for resource properties is dependent upon the existence, discovery and exploitation of economically recoverable reserves in its resource properties, the ability of the Company to arrange appropriate financing, either directly or through joint ventures, to complete the development of the properties, confirmation of the Company's interests in the underlying properties, and upon future profitable production of the proceeds from the disposition thereof.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of three months or
less  when  acquired.   As at December 31, 2001 and  2000  there
were no cash equivalents.

Mineral Properties
The   Company  capitalizes  the  acquisition  cost  of   mineral
properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Exchange Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-
monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

                         Loss per Share

The loss per share figures have been calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per common share has not been presented as there were no convertible or dilutive securities outstanding at period end.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - MINERAL PROPERTY AGREEMENT

The Company entered into an option agreement dated December 15, 2000, as amended November 5, 2001, with Mr. Robert Gordon Anderson to acquire a 100% interest in four mineral claim units located in the Thunder Bay Mining District, Ontario, Canada. The Company issued 250,000 common shares, and must pay $250,000 ($25,000 paid) in various stages to June 1, 2004, and incur exploration and development costs of $100,000 in various stages to August 30, 2004. During the year, the Company paid $1,000 in consideration for amending the terms to the agreement. This agreement is subject to a 2% net smelter return ("NSR") royalty. One-half of this royalty may be purchased at any time for $500,000. The agreement may be terminated by the Company at any time, without penalty, by providing thirty days written notice. The agreement may be terminated without penalty by Mr. Anderson if, upon providing the Company with thirty days written notice of default on any terms of the agreement, the Company has not taken reasonable steps to cure the default.


               NOTE 4 - RELATED PARTY TRANSACTIONS


No compensation has been recognized for services provided by the directors or officers during the period as the amounts are immaterial in the aggregate.


                    NOTE 5 - SUBSEQUENT EVENT


The Company returned stock subscription proceeds to a subscriber that died in the amount of $250, representing 250,000 common stock at a price of $0.001 per share.


            NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS


In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS 142 requires the use of a non-amortization approach for goodwill and certain other intangible assets. Under the non-amortization approach, intangible assets will not be amortized into earnings, but instead be reviewed annually for impairment. The Company will adopt SFAS No. 142 effective March 2002 and does not expect it to have a material impact on the Company's results of operations, financial position or cash flows.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company will adopt SFAS No. 143 effective March 2002, and does not expect it to have a material impact on the Company's results of operations, financial position or cash flows.

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets", which supercedes SFAS No. 121 `Accounting for Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations. The Company will adopt SFAS No. 144 effective March 2002, and does not expect it to have a material effect on the Company's results of operations, financial position or cash flows.







                     BLUESTONE VENTURES INC.

              NOTES TO INTERIM FINANCIAL STATEMENTS
                       September 30, 2002
                           (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

In the opinion of management, the accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial information furnished herein reflects all material adjustments, consisting only of normal recurring adjustments, which are in the opinion of management, necessary for a fair presentation of the interim financial statements for the period presented. Interim results are not necessarily indicative of the results of operations for the full year.
These interim financial statements and related footnotes should be read in conjunction with the annual financial statements and footnotes thereto for the year ended December 31, 2001.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS 142 requires the use of a non-amortization approach for goodwill and certain other intangible assets. Under the non-amortization approach, intangible assets will not be amortized into earnings, but instead be reviewed annually for impairment. The Company adopted SFAS No. 142 effective March 2002 and there was no material impact on the Company's results of operations, financial position or cash flows.

In June 2001, the FASB issued SFAS No. 143 Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company adopted SFAS No. 143 effective March 2002, and there was no material impact on the Company's results of operations, financial position or cash flows.

In August 2001, the FASB issued SFAS No. 144 Accounting for the Impairment or Disposal of Long-lived Assets, which supercedes SFAS No. 121 ' Accounting for impairment of Long-lived Assets and for Long-lived Assets to be Disposed of '. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the new scope of qualifying discontinued operations. The Company adopted SFAS No. 144 effective March 2002, and there was no material effect on the Company's results of operations, financial position or cash flows.

Changes In And Disagreements With Accountants


We have had no changes in or disagreements with our accountants.


Available Information

We  have  filed a registration statement on Form SB-2 under  the
Securities  Act  of  1933  with  the  Securities  and   Exchange
Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and
exhibits.   Statements  made in the registration  statement  are
summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also
maintains  a  web  site  at  http://www.sec.gov  that   contains
reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.





                             Part II

           Information Not Required In The Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;
     (2) the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $
40.00
Accounting fees and expenses                      $  3,500.00
Legal fees and expenses                           $20,000.00
EDGAR filing fees                                 $  1,000.00

---------------
Total                                             $24,540.00

=========
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on September 9, 2000. The total amount received from this offering was $4,250. 3,500,000 of these shares were sold to our officers and directors. Subsequent to the date of our audited financial statement (December 31, 2001), one of our original investors died and we refunded his investment of $250, for 250,000 shares, to his estate. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 281,000 shares of our common stock at a price of $0.10 per share to a total of thirty-two purchasers on March 15, 2001. The total amount received from this offering was $28,100. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to Mr. Josh Easton on March 21, 2001. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. The purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Pursuant to a mineral property option agreement dated December 15, 2000, we issued a total of 250,000 shares of our common stock to Robert Gordon Anderson. These securities were issued pursuant to section 4(2) and 4(6) of the Securities Act. Mr.
Anderson  is  a  sophisticated and accredited investor  who  has thorough knowledge of the business and affairs of the registrant. Mr. Andersons' securities are restricted pursuant to Rule 144.

Each  of  the  investors  described  above  was  identified   as
financially sophisticated and was given adequate access to sufficient information about the Company to make an informed investment decision, including full access to all of the Company's books, records and documentation. No form of public solicitation or advertising was used by us.

Item 27. Exhibits.

EXHIBIT
NUMBER                           DESCRIPTION
------------                     -------------------
  3.1(i)                         Articles of Incorporation*
  3.1(ii)                        By-Laws*
  4.0                            Share Certificate*
  5.1                            Opinion of Christopher J.
                                 Moran, Jr., with consent to use
10.1                             Mineral Property Option Agreement*
10.2                             Amended Mineral Property Option Agreement
23.1                             Consent of Independent Auditors
23.2                             Consent of Geologist Evans
                                 to use of name
23.3                             Consent of Geologist Reukl to
                                 use of name
23.4                             Consent of Counsel (Included in Exhibit 5.1)
24                               Power of Attorney (Included on
                                 the signature page of this
                                 registration statement)

* Filed on April 30, 2002 and incorporated herein by reference

Item 28.  Undertakings.

The underThe undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (b)  Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set
       forth in this registration statement.   Notwithstanding the
       foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
     (230.424(b) of this chapter) if, in the
     aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.














                           Signatures

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of
  Vancouver,  Province  of  British  Columbia  on   January  31,
  2003..

Bluestone Ventures, Inc.


By:

/S/ Edward Wong

Edward Wong, President


  Power of Attorney

  ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Wong, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   CAPACITY IN WHICH SIGNED   DATE

/S/ Edward Wong             President  and   Chief
                            Executive                 January 31, 2003
--------------------------- Officer and Director
Edward Wong

/S/Randy White              Secretary,     Principal
                            Financial Officer,
___________________         Treasurer, Principal
                            Accounting Officer
Randy White                 And Director              January 31, 2003

/S/Louis Yaoguang Luo
--------------------------  Director                  January 31, 2003
Louis Yaoguang Luo


                           EXHIBIT 5.1

                     OPINION AS TO LEGALITY

                    CHRISTOPHER J. MORAN, JR.

  Attorney at Law
                     4625 Clary Lakes Drive
                     Roswell, Georgia 30075
      Telephone                               Telecopier
  (770) 518-9542                           (770) 518-9640

                                         January 31, 2003

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Bluestone Ventures, Inc. Registration Statement on Form
SB-2

Ladies and Gentlemen:

I have acted as counsel for Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of this registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,741,000 shares (the "shares") of the Company's common stock (the "common stock"). In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant and (f) certain representations made by the company, its counsel and its auditors. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). I consent to the filing of this opinion as an exhibit to the registration statement and consent to the references to my firm in the registration statement.

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). This opinion opines upon Nevada law , including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.


Very truly yours;
/s/Christopher J. Moran, Jr.





                          EXHIBIT 10.2

..
               MINERAL PROPERTY AMENDING AGREEMENT

          THIS AGREEMENT dated for reference November 5, 2002.

BETWEEN:

          ROBERT  GORDON ANDERSON, Seven  Mile  Beach,
          P.O. Box 30620, Grand Cayman; and

          (the "Optionor")
AND:

                 BLUESTONE  VENTURES,  INC.,  a   body
          corporate, duly incorporated under the laws of the State of Nevada and having an office at 8th Floor, 1006 Beach Avenue, Vancouver,
          British Columbia, V6E 1T7;

          (the "Optionee")

W H E R E A S :

A. The Optionor and The Optionee entered into a Mineral Property Option Agreement dated December 15, 2000 (the "Agreement"), whereby the Optionor granted to the Optionee the exclusive right to acquire an undivided 100% undivided right, title and interest in and to the Nag Lake property located in the Thunder bay Mining District, Ontario, Canada (Claim no. TB1195902) (the "Claims");

B. The Optionor and the Optionee both desire that the Agreement be amended as set forth below;

           NOW THEREFORE IN CONSIDERATION of the payment of ONE THOUSAND DOLLARS ($1,000.00) by the Optionee to the Optionor, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, including the premises, mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:

1. Subparagraphs 5.1 (b) and (c) be and are hereby deleted in their entirety and replaced with the following:

          Cash Payments

      (b) Pay to the Optionor a total of $250,000 in the following manner:

                      (i)    $25,000  upon  execution  of   this
               Agreement (the Optionor acknowledges receipt of this payment);

                    (ii) $25,000 by June 1, 2002;

          (iii)     $100,000 by June 1, 2003;

          (iv) $100,000 on June 1, 2004;

          Expenditure Commitments

          (c) Provide funding of minimum cumulative expenditures for exploration and development work on the Claims of at least $100,000 under the direction of a qualified geologist or project engineer in the following manner:

                    (i)  $10,000 of expenditures to be incurred,
               or caused to be incurred, by the Optionee on the Claims by August 30, 2002;

                     (ii)  No  less  than a further  $30,000  of
               expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August
               30, 2003; and

                     (iii)     No less than a further $60,000 of
               expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August
               30, 2004."

2. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.

          IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                   BLUESTONE VENTURES, INC.
/s/ Robert Gordon Anderson
___________________________                  /s/ Edward Wong
Robert Gordon  Anderson
____________________________
                                        Authorized Signatory












                          EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our Auditors' Report dated March 7, 2002, on the financial statements of Bluestone Ventures Inc. as at December 31, 2001 in the Company's Prospectus when such financial information is read in conjunction with the financial statements referred to in our Report.


                                     "Lancaster & David"  signed

                                           Chartered Accountants


Vancouver, Canada
January 31, 2003

































                          EXHIBIT 22.2

         Consent of Independent Geologist to use of name

                     J.G. Burns & Associates
                       190 Graye Crescent
                    Timmins, Ontario, P4N 8K8

United States Securities and Exchange Commission
Washington, D.C. 20549                            January 31,
2003

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as consulting geologist to Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a summary report dated February 8, 2001 for the Nagunagisic Lake Property, Thunder Bay Mining Division of
Bluestone Ventures Inc.   I consent to the use of my report in
the Form SB-2 Registration Statement filed by the Company and to the references to me as a consulting geologist to the Company.

                    Very truly yours;   J.G. Burns & Associates
                                   By: /s/  J. G. Burns
                                            J. G. Burns





                          EXHIBIT 22.3

         Consent of Independent Geologist to use of name

                          Robert Reukl



United States Securities and Exchange Commission
Washington, D.C. 20549     January 31, 2003

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as a consulting geologist to Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of registration statement of Bluestone Ventures
Inc.   I consent to the use of my report in the Form SB-2
Registration Statement filed by the Company and to the references to me as a consulting geologist to the Company.

                    Very truly yours;   Robert Reukl
                                   By: /s/  Robert Reukl
                                            Robert Reukl